Exhibit 10.18

SCHEDULE 4.15.5B

SUSPECT DETECTION SYSTEMS LTD. (SDS)
EMPLOYEE PROPRIETARY
INFORMATION AND NON-COMPETITION AGREEMENT

In consideration and as a condition of my employment, by Suspect Detection Systems Ltd. (SDS) and/or by companies which it owns, controls, or by which it is owned or controlled, or with which it is affiliated, or their successors in business (the “Company”), and the compensation paid therefore:

1. Confidentiality.

Except as the Company may otherwise consent in writing, I agree to keep confidential and not disclose or make any use of, except for the benefit of the Company, at any time either during or subsequent to my employment by the Company, any trade secrets or confidential or proprietary information of the Company, including without limitation knowledge, data, or other information relating to products, processes, know-how, techniques, designs, formulae, test data, costs, customer lists, employees, business plans, marketing plans and strategies, pricing, or other subject matter pertaining to any past, existing or contemplated business of the Company or any of its employees, clients, customers, consultants, agents, licensees, or affiliates, which I may produce, obtain or otherwise acquire during the course of or in connection with my employment (“Company Confidential Information”) or otherwise relating to the business, products, software, technologies, techniques, processes, services, or research and development of the Company. I further agree not to deliver, reproduce, or in any way allow any Company Confidential Information or any documentation relating thereto to be delivered or used by any third parties without specific direction or consent of the Company.

In the event of termination of my employment with the Company for any reason whatsoever, I agree to promptly surrender and deliver to the Company all copies of records, materials, equipment, drawings, documents, and data of any nature pertaining to Company or obtained in connection with my employment with the Company.

2. Assignment of Inventions.

As used in this Agreement, “Invention” shall include but not be limited to ideas, improvements, designs, discoveries, developments and works of authorship or artistry (including without limitation software, integrated circuit, printed circuit board or computer design, and documentation).  I hereby assign and transfer to the Company my entire right, title, and interest in and to all Inventions, whether or not protectable by patent, trademark, copyright, or mask work right, and whether or not used by the Company, which are reduced to practice, made or conceived by me (solely or jointly with others) during the period of or in connection with my employment with the Company, or otherwise relating in any manner to the business, products, technologies, techniques, processes, services, or research and development of the Company. I agree that all such Inventions shall belong exclusively to the Company.

3. Disclosure of Inventions, Assignment and Execution of Documents.

I agree to disclose each Invention promptly in writing to the Board of Directors and the Chief Executive Officer of the Company, in order to permit the Company to determine rights to which it may be entitled under this Agreement.  I hereby assign any Invention required to be assigned by Section 2 above (“Assignable Invention”).  I agree that Assignable Inventions shall be and remain the sole and exclusive property of the Company or its nominee, whether or not used by the Company or protected by patent, trademark, copyright, mask work right or trade secrecy.  I agree to preserve any Assignable Invention as Company Confidential Information.

I agree to assist the Company, upon request and at its expense, during and after my employment in every reasonable way, to obtain for its own benefit patents, trademarks, copyrights, mask work rights or other proprietary rights for Assignable Inventions in any and all countries.  I agree to execute such papers and perform such lawful acts as the Company deems to be necessary to allow it to exercise all rights, title and interest in such patents, trademarks copyrights, and mask work rights, including executing, acknowledging, and/or delivering to the Company upon request and at its expense, applications.

In the event the Company is unable to secure my signature on any document needed to apply for or prosecute any patent, copyright, or other right or protection relating to an Invention. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact to act for and on my behalf to execute, verify and file any such document and to do all other lawfully permitted acts to further the prosecution thereon with the same legal force and effect as if executed by me.

Section 2 above will not apply with respect to inventions, if any, patented or unpatented, which I made prior to the commencement of my engagement with the Company (“Prior Inventions”). If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicenses) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that: (i) I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company’s prior written consent, (ii) my failure to obtain such prior consent shall not affect the grant of the license relating to the Prior Inventions as specified in this Section 3.

4. Maintenance of Records.

I agree to keep and maintain adequate and current written records of all Inventions made by me as provided in Section 2 above (in the form of notes, sketches, drawings, and as may be specified by the Company) which records shall be available to and remain the sole property of the Company at all times.

5. Competitive Activity

(a) Non-Solicitation. During my employment with the Company and for a period of twelve (12) months from the date of termination of my employment for any reason (the "Termination Date”) I will not contact or provide any assistance to any other person or organization which seeks to contact any of the Company’s employees, consultants, service providers, customers, licensors, suppliers, distributors, agents or contractors of whatever nature for the purpose of soliciting, inducing or attempting to induce any of the aforesaid to terminate their relationship with the Company.

(b) Non-Competition.  During the term of my employment and for a period of twelve (12) months from the Termination Date, I will not directly or indirectly, compete with the Company, including without limitation:

       (i) carry on or hold an interest in any company, venture, entity or other business (other than a minority interest in a publicly traded company) which competes with the business, products or services of the Company (or, if applicable its parent company or any of its or the Company’s subsidiaries), including those products or services contemplated in a plan adopted by the Board of Directors of the Company (or, if applicable its parent company or any of its or the Company’s subsidiaries) (“a competing business”) (including, without limitation, as a shareholder); or

       (ii) act as a consultant or employee or officer or in any managerial capacity in a competing business, or supply in competition with the Company (or, if applicable its parent company or any of its or the Company’s subsidiaries) restricted services (defined below) to any person who, to his knowledge, was provided with services by the Company (or, if applicable its parent company or any of its or the Company’s subsidiaries) any time during the twelve (12) months immediately prior to the Termination Date; or

       (iii) solicit, canvass or approach or endeavor to solicit, canvass or approach any person who, to his knowledge, was provided with services by the Company (or, if applicable its parent company or any of its or the Company’s subsidiaries) at any time during the twelve (12) months immediately prior to the Termination Date, for the purpose of offering services or products which compete with the services or products supplied by the Company (or, if applicable its parent company or any of its or the Company’s subsidiaries) at the Termination Date (“restricted services”).

6.  No Conflicting Employee Obligations.

I am not a party to or bound by any employment agreement, agreement not to compete, or other contract that would prohibit my employment with the Company or that would conflict with my obligation to use my best efforts to promote the interests of the Company, or that would conflict with the business conducted and/or proposed to be conducted by the Company.

7. Third Party Confidential information.

I will not disclose or make available to the Company or use or induce the Company to use any trade secret, confidential or proprietary information or material belonging to any previous employer or other person.  I represent that my performance of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence any information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company.  I agree not to enter into any agreement either written or oral in conflict herewith.

8. Modification.

This Agreement may not be supplemented, modified, released, discharged, abandoned, or otherwise amended, in whole or in part, except by an instrument in writing, signed by me and an officer of the Company.  I agree that any subsequent change or changes in my duties, salary, or compensation shall not affect the validity or scope of this Agreement.  I further agree that either the Company or I can terminate my employment at any time and for any reason and nothing in this Agreement changes or restricts that right.

9. Entire Agreement.

I acknowledge receipt of this Agreement as part of my Employment Agreement with the Company, and agree that with respect to the subject matter hereof, it is my entire agreement with the Company, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof.

10. Severability.

In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable, such paragraph or provision shall be severed from this Agreement, and the entire Agreement shall not fail on account thereof but shall otherwise remain in full force and effect, and shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

11. Successors and Assigns.

This Agreement shall be binding upon my heirs, executors, administrators, or other legal representatives and is for the benefit of the Company, its affiliates, successors and assigns.

12. Governing Law.

This Agreement shall be governed by the laws of the State of Israel.

Employee’s Signature

Date